Exhibit 99.1

     VeriFone Reports First Quarter Fiscal 2009 Results

     SAN JOSE, CA, - March 3, 2009 – VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months ended January 31, 2009.

     Net revenues for the three months ended January 31, 2009, were $214.0 million, 15% higher than the net revenues of $185.5 million for the comparable period of 2008. Net revenues from VeriFone's North America business increased 24% while net revenues from VeriFone's International business increased 10%.

     Non-GAAP Gross margins were 35.2%, for the three months ended January 31, 2009, compared to 35.8% for the comparable period of 2008. GAAP gross margins for the three months ended January 31, 2009, were 32.4% compared to 30.9% for the three months ended January 31, 2008.

     Non-GAAP operating expenses for the three months ended January 31, 2009 were $50.7 million compared to $57.6 million for the comparable period of 2008. GAAP operating expenses for the three months ended January 31, 2009 were $252.1 million, compared to $79.1 million for the comparable period of 2008. The main reason for the significant increase in GAAP operating expenses is due to a $178.3 million goodwill impairment charge.

     Non-GAAP Net income, for the three months ended January 31, 2009, was $0.17 per diluted share, compared to $0.04 per diluted share, for the comparable period in 2008.

     GAAP Net loss per share for the three months ended January 31, 2009, was $(2.15) per diluted share, compared to $(0.40) per diluted share, for the comparable period of fiscal 2008.

     “We expect that our markets will remain very challenging for the balance of this fiscal year. We continue to focus our efforts on inventory management, engineering cost redesign, expense management and pricing discipline. Our goal is to emerge from this environment with the industry's broadest product portfolio and security offerings, improved operating margins and expanded market share,” said Douglas G. Bergeron, Chief Executive Officer.

Guidance – Second Quarter 2009 and Full Year 2009

     For the second quarter ending April 30, 2009, VeriFone expects to report net revenues of between $205 and $215 million. Non-GAAP net income per share is projected to be in the range of $0.14 to $0.18.

     For the full year of fiscal 2009, VeriFone expects net revenues to be between $830 million and $880 million. Non-GAAP net income per share should be in the range of $0.60 to $0.85, for the same time period.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President ,Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net interest and other income; non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance in a manner that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

     Note A: Acquisition related expenses. VeriFone exclude certain expenses that are the result of acquisitions. These expenses include the amortization of purchased intangible assets, purchased core-and-developed technology, step-down in deferred revenue on acquisition and other acquisition related charges (such as integration charges and certain interest charges) which result in VeriFone recording expenses or fair-value adjustments in VeriFone’s GAAP financial statements that were either reflected in the historical financial statements of the acquired company for periods prior to the acquisition or relate to purchase accounting fair value adjustments and for which there is no cash impact on VeriFone.

Furthermore, in the case of acquired product lines, had VeriFone internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Acquisition related charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses and fair-value adjustments.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and write-off of capitalized software, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred.

Restructuring charges, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our ongoing operations.

     Note D: Stock Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

	2009	2008	Change (1)

Net revenues:

System Solutions	$185,841	$155,601	19.43%

Services	28,182	29,920	-5.81%

Total net revenues	214,023	185,521	15.36%

Cost of net revenues:

System Solutions	122,943	101,429	21.21%

Amortization of purchased core-and-developed

technology	5,168	8,175	-36.78%

Total cost of Systems Solutions net revenues	128,111	109,604	16.89%

Services	16,610	18,553	-10.47%

Total cost of net revenues	144,721	128,157	12.92%

Gross profit	69,302	57,364	20.81%

Operating expenses:

Research and development	17,872	22,462	-20.43%

Sales and marketing	19,407	24,643	-21.25%

General and administrative	30,728	26,066	17.89%

Amortization of purchased intangible assets	5,871	5,890	-0.32%

Impairment of goodwill	178,257	-	nm

Total operating expenses	252,135	79,061	nm

Operating loss	(182,833)	(21,697)	nm

Interest expense	(5,361)	(6,440)	-16.75%

Interest income	647	2,088	-69.01%

Other income (expense), net	4,214	(4,520)	nm

Loss before income taxes	(183,333)	(30,569)	nm

Provision for income taxes (benefit)	(1,344)	2,929	nm

Net loss	$(181,989)	$(33,498)	nm

Net loss per share:

Basic	$(2.15)	$(0.40)	nm

Diluted	$(2.15)	$(0.40)	nm

Weighted average shares used in computing net
loss per share:

Basic	84,487	84,153

Diluted	84,487	84,153

(1) "nm" means not meaningful

	VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

	GEOGRAPHIC REVENUE INFORMATION

	(IN THOUSANDS, EXCEPT PERCENTAGES)

	(UNAUDITED)

	Three Months Ended January 31,

	2009	2008	Change

North America	$83,900	$67,720	23.89%

Latin America	43,608	44,609	-2.24%

Europe	66,141	57,683	14.66%

Asia	20,514	15,727	30.44%

Corporate	(140)	(218)	-35.78%

	$214,023	$185,521

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	January 31,	October 31,

	2009	2008

Assets

Current assets:

Cash and cash equivalents	$155,075	$157,160

Accounts receivable, net	158,479	170,234

Inventories	139,770	168,360

Other current assets	71,068	67,096

Total current assets	524,392	562,850

Property, plant and equipment, net	53,316	52,309

Purchased intangible assets, net	81,120	92,637

Goodwill	135,480	321,903

Other assets	46,024	50,053

Total assets	$840,332	$1,079,752

Liabilities and stockholders' equity (deficit)

Current liabilities:

Accounts payable	$49,533	$81,188

Income taxes payable	4,658	2,185

Deferred revenue, net	47,049	47,687

Other current liabilities	109,938	130,452

Current portion of long-term debt	5,013	5,022

Total current liabilities	216,191	266,534

Deferred revenue	12,032	13,292

Long-term debt, less current portion	541,926	543,357

Other long-term liabilities	108,205	112,357

Minority interest	2,263	2,058

Total stockholders' equity (deficit)	(40,285)	142,154

Total liabilities and stockholders' equity (deficit)	$840,332	$1,079,752

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended January 31,

	2009	2008

Cash flows from operating activities

Net loss	$(181,989)	$(33,498)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities

Amortization of purchased intangible assets	11,039	14,065

Depreciation and amortization of property, plant, and equipment	3,245	3,027

Amortization of capitalized software development costs	790	471

Impairment of goodwill	178,257	-

Write-off of capitalized software development costs	494	2,700

Loss on disposal of property, plant and equipment	156	-

Amortization of debt issuance costs	698	616

Stock-based compensation	8,557	5,470

Other non-cash items	213	(227)

Net cash provided by (used in) operating activities before changes in working capital	21,460	(7,376)

Changes in operating assets and liabilities:

Accounts receivable, net	11,795	11,703

Inventories	28,695	(9,543)

Deferred tax assets	(152)	5,707

Prepaid expenses and other current assets	(2,761)	(16,421)

Other assets	989	(11,370)

Accounts payable	(31,655)	(4,605)

Income taxes payable	2,473	8,179

Tax benefit from stock-based compensation	(1)	(957)

Accrued compensation	(203)	934

Accrued warranty	(106)	(758)

Deferred revenues, net	(1,899)	17,225

Deferred tax liabilities	(5,614)	3,930

Accrued expenses and other liabilities	(15,922)	5,373

Net cash provided by operating activities	7,099	2,021

Cash flows from investing activities

Software development costs capitalized	(283)	(662)

Purchases of property, plant and equipment	(4,674)	(5,383)

Acquisition of business, net of cash acquired	(536)	(2,858)

Net cash used in investing activities	(5,493)	(8,903)

Cash flows from financing activities

Proceeds from long-term debt, net of costs	-	439

Payment of debt amendment fees	-	(740)

Repayments of debt	(1,417)	(1,250)

Tax benefit of stock-based compensation	1	957

Proceeds from issuance of common stock	19	1,704

Other	(21)	(31)

Net cash provided by (used in) financing activities	(1,418)	1,079

Effect of foreign currency exchange rate changes on cash	(2,273)	112

Net decrease in cash and cash equivalents	(2,085)	(5,691)

Cash and cash equivalents, beginning of period	157,160	215,001

Cash and cash equivalents, end of period	$155,075	$209,310

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

		2009	2008

GAAP Net revenues - System Solutions		$185,841	$155,601

Non-GAAP Net revenues - System Solutions		$185,841	$155,601

GAAP Net revenues - Services		$28,182	$29,920

Amortization of step-down in deferred revenue on acquisition	A	140	218

Non-GAAP Net revenues - Services		$28,322	$30,138

GAAP Net revenues		$214,023	$185,521

Amortization of step-down in deferred revenue on acquisition	A	140	218

Non-GAAP Net revenues		$214,163	$185,739

GAAP Cost of net revenues - System Solutions		$128,111	$109,604

Stock-based compensation	D	(467)	(557)

Restructuring costs	B	(118)	(166)

Amortization of purchased core-and-developed technology	A	(5,168)	(8,175)

Non-GAAP Cost of net revenues - System Solutions		$122,358	$100,706

GAAP Cost of net revenues - Services		$16,610	$18,553

Stock-based compensation	D	(37)	(69)

Restructuring costs	B	(77)	-

Non-GAAP Cost of net revenues - Service		$16,496	$18,484

GAAP Gross profit - System Solutions		$57,730	$45,997

Stock-based compensation	D	467	557

Restructuring costs	B	118	166

Amortization of purchased core-and-developed technology	A	5,168	8,175

Non-GAAP Gross profit - System Solutions		$63,483	$54,895

GAAP System Solutions gross margins		31.1%	29.6%

Stock-based compensation as a % of System Solutions net
revenues	D	0.3%	0.4%

Restructuring costs as a % of System Solutions net
revenues	B	0.1%	0.1%

Amortization of purchased core-and-developed technology
as a % of System Solutions net revenues	A	2.8%	5.3%

Non-GAAP System Solutions gross margins		34.2%	35.3%

GAAP Gross profit - Services		$11,572	$11,367

Amortization of step-down in deferred revenue on acquisition	A	140	218

Stock-based compensation	D	37	69

Restructuring costs	B	77	-

Non-GAAP Gross profit - Services		$11,826	$11,654

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

		2009	2008

GAAP Services gross margins		41.1%	38.0%

Amortization of step-down in deferred net revenues on
acquisition as a % of Service net revenues	A	0.5%	0.7%

Stock-based compensation as a % of Services net revenues	D	0.1%	0.2%

Restructuring costs as a % of Services net revenues	B	0.3%	0.0%

Non-GAAP Service gross margins		41.8%	38.7%

GAAP Gross profit		$69,302	$57,364

Amortization of step-down in deferred revenue on acquisition	A	140	218

Stock-based compensation	D	504	626

Restructuring costs	B	195	166

Amortization of purchased core-and-developed technology	A	5,168	8,175

Non-GAAP Gross profit		$75,309	$66,549

GAAP Gross margins		32.4%	30.9%

Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.1%	0.1%

Stock-based compensation as a % of net revenues	D	0.2%	0.3%

Restructuring costs as a % of net revenues	B	0.1%	0.1%

Amortization of purchased core-and-developed technology as a
% of net revenues	A	2.4%	4.4%

Non-GAAP Gross margins		35.2%	35.8%

GAAP Research and development		$17,872	$22,462

Stock-based compensation	D	(1,365)	(1,496)

Restructuring costs	B	(591)	(752)

Capitalized software write-off - restructuring	B	-	(2,700)

Non-GAAP Research and development		$15,916	$17,514

GAAP Sales and marketing		$19,407	$24,643

Stock-based compensation	D	(1,858)	(1,803)

Restructuring costs	B	(874)	(399)

Non-GAAP Sales and marketing		$16,675	$22,441

GAAP General and administrative, impairment of goodwill and
amortization of purchased intangible assets		$214,856	$31,956

Stock-based compensation	D	(4,830)	(1,545)

Other charges - restatement charges, SOX remediation and
legal settlement	B/C	(6,842)	(6,063)

Restructuring costs	B	(960)	(787)

Impairment of goodwill	B	(178,257)	-

Amortization of purchased intangible assets	A	(5,871)	(5,890)

Non-GAAP General and administrative		$18,096	$17,671

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

		2009	2008

GAAP Operating expenses		$252,135	$79,061

Stock-based compensation	D	(8,053)	(4,844)

Other charges - restatement charges, SOX remediation and
legal settlement	A	(6,842)	(6,063)

Restructuring costs	B	(2,425)	(1,938)

Capitalized software write-off - restructuring	B	-	(2,700)

Impairment of goodwill	B	(178,257)	-

Amortization of purchased intangible assets	A	(5,871)	(5,890)

Non-GAAP Operating expenses		$50,687	$57,626

GAAP Operating income (loss)		$(182,833)	$(21,697)

Amortization of step-down in deferred revenue on acquisition	A	140	218

Stock-based compensation	D	8,557	5,470

Other charges - restatement charges, SOX remediation and
legal settlement	B/C	6,842	6,063

Restructuring costs	B	2,620	2,104

Capitalized software write-off - restructuring	B	-	2,700

Impairment of goodwill	B	178,257	-

Amortization of purchased core-and-developed technology	A	5,168	8,175

Amortization of purchased intangible assets	A	5,871	5,890

Non-GAAP Operating income		$24,622	$8,923

GAAP Interest expense		$(5,361)	$(6,440)

Acquisition related interest charges	A	726	665

Non-GAAP Interest expense		$(4,635)	$(5,775)

GAAP Interest income		$647	$2,088

Non-GAAP Interest income		$647	$2,088

GAAP Other income (expense), net		$4,214	$(4,520)

Other Charges	B	(4,610)	4,040

Non-GAAP Other income (expense), net		$(396)	$(480)

GAAP Provision (benefit) for income taxes		$(1,344)	$2,929

Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	7,011	(1,597)

Non-GAAP Provision for income taxes		$5,667	$1,332
Non-GAAP Income tax rate		28%	28%

Non-GAAP Income before income taxes		$20,238	$4,756

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended January 31,

		2009	2008

GAAP Net income (loss)		$(181,989)	$(33,498)

Amortization of step-down in deferred revenue on acquisition	A	140	218

Stock-based compensation	D	8,557	5,470

Other charges - restatement charges, SOX remediation,
legal settlement and currency gain / (loss)	B/C	2,958	10,768

Restructuring costs	B	2,620	2,104

Capitalized software write-off - restructuring	B	-	2,700

Amortization of purchased core-and-developed technology	A	5,168	8,175

Amortization of purchased intangible assets	A	5,871	5,890

Impairment of goodwill	B	178,257	-

Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	(7,011)	1,597

Total Non-GAAP Net income		$14,571	$3,424

Non-GAAP Net income per share:

Basic	E $	0.17	$0.04
Diluted	E $	0.17	$0.04

Weighted average shares used in computing Non-GAAP net
income per share:

Basic	E	84,487	84,153

Diluted	E	85,308	84,910

GAAP Net income (loss) as a % of net revenues		-85.0%	-18.1%

Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.1%	0.1%

Stock-based compensation as a % of net revenues	D	4.0%	2.9%

Other charges - restatement charges, SOX remediation,
legal settlement and currency gain / (loss) as a % of net
revenues	A	1.4%	5.8%

Restructuring costs as a % of net revenues	B	1.2%	1.1%

Capitalized software write-off - restructuring as a % of net
revenues	B	0.0%	1.5%

Amortization of purchased core-and-developed technology
as a % of net revenues	A	2.4%	4.4%

Amortization of purchased intangible assets as a % of net
revenues	A	2.7%	3.2%

Impairment of goodwill as a % of net revenues	B	83.3%	0.0%

Income tax effect of non-GAAP exclusions and changes in
valuation allowance as a % of net revenues	B	-3.3%	0.9%

Total Non-GAAP net income as a % of non-GAAP net
revenues		6.8%	1.8%